EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Schick Technologies, Inc.

            We have issued our report dated May 9, 2003 except for the third paragraph of Note 13, under the subheading "SEC Investigation and Other", as to which the date is June 11, 2003, accompanying the financial statements and
Schedule II, of Schick Technologies, Inc. on Form 10-K, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.


/s/ Grant Thornton LLP

New York, New York
June 16, 2003